UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2011

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

Delaware	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 1000
Los Angeles, California 90017
 (Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the agreements and instruments described below.  The discussion is qualified in its entirety by the full texts of the agreements and instruments.

On September 30, 2011, and effective as of September 23, 2011, the Company and GRM entered into a Second Waiver and Forbearance Agreement (the “Agreement”).  Pursuant to the Agreement, the Company, among other things: (i) acknowledged its failure to make interest payments payable on July 1, 2011 under that certain 9% Secured Convertible Promissory Note dated March 31, 2010 and issued by the Company in favor of GRM; (ii) acknowledged its failure to make interest payments payable on July 1, 2011 under that certain Amended and Restated 9% Secured Convertible Promissory Note dated February 25, 2011 and issued by the Company in favor of GRM (together, the “Notes”); and (iii) acknowledged certain other defaults in connection with the Notes.

Pursuant to the Agreement, GRM, among other things, agreed: (i) to capitalize the unpaid interest payments described above and payable on July 1, 2011 conditioned upon the Company’s payment of the interest payments due October 1, 2011 on the Notes; (ii) for a period of one hundred and twenty days through and including January 24, 2012, and for that period only, to waive its rights and remedies under the Notes and certain related documents and not to assert that the Company is in default of the Notes and related documents.  Pursuant to the Agreement, GRM’s waiver and forbearance are conditioned upon the Company’s compliance with its obligations under the Notes and related documents, subject to certain exclusions.  In the event of the Company’s default, GRM reserves the right to terminate the Agreement and pursue its rights and remedies with respect to any previously existing or subsequent default.

Pursuant to the Agreement, GRM also agreed to consider, in good faith, exercising that number of its outstanding warrants necessary to acquire shares of the Company’s common stock having an aggregate exercise price of at least $1 million if the Company is profitable for any future quarterly period and a material adverse change has not occurred after the date of the Agreement.

In addition, on September 30, 2011, the Company and GRM entered into:

•
a First Amendment to Warrant (the “Amendment of 8,000,000 Shares Warrant”) amending that certain Warrant to Purchase Common Stock of the Company dated May 6, 2009, upon the exercise of which GRM has the right to purchase 8,000,000 shares of common stock of the Company (the “8,000,000 Shares Warrant”);

•
a First Amendment to Warrant (the “Amendment of First 1,000,000 Shares Warrant”) amending that certain Warrant to Purchase Common Stock of the Company dated May 6, 2009, upon the exercise of which GRM has the right to purchase 1,000,000 shares of common stock of the Company (the “First 1,000,000 Shares Warrant”); and

•
a First Amendment to Warrant (the “Amendment of Second 1,000,000 Shares Warrant,” and together with the Amendment of First 1,000,000 Shares Warrant and the Amendment of 8,000,000 Shares Warrant, the “Warrant Amendments”) amending that certain Amended and Restated Warrant to Purchase Common Stock of the Company dated May 6, 2009, upon the exercise of which GRM has the right to purchase 1,000,000 shares of common stock of the Company (the “Second 1,000,000 Shares Warrant,” and together with the First 1,000,000 Shares Warrant and the 8,000,000 Shares Warrant, the “Warrants”).

Each of the amendments results in a decrease in the exercise price of the warrants to $0.30 per share.

The information included in Item 2.03 below is also incorporated by reference in its entirety to this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The following discussion provides only a brief description of the agreements and instruments described below.  The discussion is qualified in its entirety by the full texts of the agreements and instruments.

On September 28, 2011, the Company") completed the second tranche of a private sale of up to $2 million of 9% Subordinated Convertible Promissory Notes (the “9% Notes”) to 15 accredited investors, including one of the Company’s independent directors, pursuant to Securities Purchase Agreements.  The aggregate principal amount of the 9% Notes sold in the second tranche is $450,712.78.  The 9% Notes are convertible, at the election of the holders, into shares of the Company’s common stock at a conversion price of $0.72 per share.  The 9% Notes are due and payable on October 27, 2012, and are subordinate to certain senior debt owed by the Company to GRM pursuant to the terms and conditions of a Subordination Agreement among each investor, the Company and GRM.

Each investor will receive one incentive share of the Company’s common stock for each dollar invested.  Mr. Gary Guseinov, a co-founder and the Company’s former chief executive officer and former chairman of the board of directors, recently transferred 2 million shares of common stock to the Company and the incentive shares will be issued by the Company to the investors from its treasury.  In the case of the independent director, the issuance of the incentive shares is subject to approval by the Company’s stockholders.

Neither the 9% Notes nor the common stock that may be issued upon the conversion of the 9% Notes nor the incentive shares that will be issued have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

There were no underwriting discounts or commissions paid in connection with the offering.

In connection with the sale of the 9% Notes and to secure their repayment, the Company entered into a Security Agreement with each investor pursuant to which it granted to the investors security interests subordinated to the security interest of GRM in the Company’s assets.

On September 30, 2011, the Company completed the first of three tranches of a private sale of an aggregate of $3 million of 10.5% Subordinated Convertible Promissory Notes (the “Notes”) to Mr. Sean P. Downes, an investor in the Company, pursuant to a Securities Purchase Agreement.  Mr. Downes purchased a Note in the face amount of $1 million.  Each of the three Notes is convertible, at Mr. Downes’ election, into shares of the Company’s common stock at a conversion price of $0.30 per share.  The second and third tranches of the sale will close on October 31, 2011 and November 30, 2011, respectively.  Each of the Notes is due and payable thirteen months after the date of issuance and each is subordinate to certain senior debt owed by the Company to GRM, pursuant to the terms and conditions of a Subordination Agreement among Mr. Downes, the Company and GRM.   Mr. Downes received (and in the second and third tranches will receive) a warrant ("Warrant") to purchase one-half of one share of the Company’s common stock for each share of common stock he is entitled to receive upon conversion of a Note.  The Warrants are exercisable at $0.375 per share of common stock.

During the terms of the Notes purchased and to be purchased by Mr. Downes, he has the right, upon prior written notice to the Company, to cause the Company’s Board of Directors (the “Board”) to appoint to the Board: (a) him or one of his representatives acceptable to the Company;  and (b) subject to the requirements of the Nasdaq Marketplace Rules or approval by the Company’s stockholders, one additional representative who at all times shall: (i) qualify as an “independent” director, as that term is defined in the Nasdaq Marketplace Rules and the applicable rules of the Securities and Exchange Commission;  (ii) be acceptable to the Company; and (iii) be subject to approval by GRM, which approval shall not be unreasonably withheld.

Neither the Notes nor the common stock that may be issued upon the conversion of the Notes nor the shares that may be issued upon the exercise of the Warrants have been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

There were no underwriting discounts or commissions paid in connection with the offering.

In connection with the sales of the Notes, the Company entered into a First Amendment to Security Agreement with Mr. Downes pursuant to which Mr. Downes has a subordinated security interest in the Company’s assets to secure the payments of the Notes.

Item 3.02 Recent Sales of Unregistered Securities.

The information included in Item 2.03 above is incorporated by reference in its entirety.

The offerings are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act because the securities were issued only to accredited investors without any general solicitation or general advertising.

Item 8.01 Other Events.

The Company and Mr. Greg Thomas have reached an agreement in principle, subject to the execution of an employment agreement, pursuant to which Mr. Thomas will be appointed, for a term of one year, interim chief executive officer.  Since May 2011, Mr. Thomas has been an independent consultant to the Company.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit 99.1                      Form of Second Waiver and Forbearance Agreement
Exhibit 99.2                      8,000,000 Shares Warrant
Exhibit 99.3                      First 1,000,000 Shares Warrant
Exhibit 99.4                      Second 1,000,000 Shares Warrant
Exhibit 99.5                      Form of 9% Subordinated Convertible Promissory Note
Exhibit 99.6                      Form of Securities Purchase Agreement
Exhibit 99.7                      Form of Subordination Agreement
Exhibit 99.8                      Form of Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 4, 2011

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Kevin Harris, Interim Chief Executive Officer and Chief Financial Officer